UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2022

ORIGIN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 South Service Road East
Ruston, Louisiana 71270

(Address of principal executive offices)

(318) 255-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $5.00 per share	OBNK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 23, 2022, Origin Bancorp, Inc., a Louisiana corporation (“Origin”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BT Holdings, Inc., a Texas corporation (“BTH”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, BTH will merge with and into Origin (the “Merger”), with Origin as the surviving entity in the Merger. In connection with the execution of the Merger Agreement, BTH’s wholly-owned subsidiary, BTH Bank, N.A., a national banking association (“BTH Bank”), agreed to be merged with and into Origin’s wholly-owned subsidiary, Origin Bank, a Louisiana state banking association (the “Bank Merger”), with Origin Bank as the surviving bank in the Bank Merger. The Merger Agreement was approved by the Board of Directors of each of Origin and BTH.

Merger Consideration

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Origin will issue an aggregate of 6,828,390 shares of its common stock, par value $5.00 per share (“Origin Common Stock”), in exchange for all shares of common stock, par value $1.00 per share, of BTH (“BTH Common Stock”) outstanding immediately prior to the Effective Time, subject to certain adjustments described below. Holders of BTH Common Stock will receive cash in lieu of fractional shares. The per share consideration payable in respect of each share of BTH Common Stock shall equal (a) 6,828,390 divided by (b) the total number of shares of BTH Common Stock outstanding immediately prior to the Effective Time (excluding any BTH Cancelled Shares (as defined in the Merger Agreement)) (such quotient, the “Exchange Ratio”). Based on the closing price of Origin Common Stock on February 23, 2022, the aggregate consideration to be paid to holders of BTH Common Stock in connection with the Merger is valued at approximately $313.5 million.

The Exchange Ratio, and thus the number of shares of Origin Common Stock issued in the Merger, may be adjusted downward if the Adjusted Tangible Equity (as defined in the Merger Agreement) of BTH at the closing is less than $198 million, such that the aggregate merger consideration, based on the Average Closing Price, is reduced dollar for dollar by the amount of the deficiency. For purposes of the Merger Agreement, “Adjusted Tangible Equity” means the sum of BTH’s equity capital stock, capital surplus, and retained earnings, including the impact of any accumulated other comprehensive income (loss) resulting from unrealized securities gains or losses (subject to certain limitations set forth in the Merger Agreement), less goodwill and intangible assets, on a consolidated basis with BTH Bank, as determined pursuant to generally accepted accounting principles in the United States of America, and adjusted to reflect certain merger related expenses described in the Merger Agreement. “Average Closing Price” means the average closing price of Origin Common Stock during the 20 consecutive trading days immediately prior to the fifth business day before closing.

Treatment of Equity Awards

At the Effective Time, each option to purchase shares of BTH Common Stock will accelerate and vest and be converted into an option to purchase a number of shares of Origin Common Stock equal to the product of (1) the total number of shares of BTH Common Stock subject to such option immediately prior to the Effective Time multiplied by (2) the Exchange Ratio. Each such converted option will have an exercise price per share of Origin Common Stock equal to (a) the per share exercise price for the shares of BTH Common Stock subject to such option immediately prior to the Effective Time divided by (b) the Exchange Ratio.

Certain Other Terms and Conditions of the Merger Agreement

Representations and Warranties. The Merger Agreement contains usual and customary representations and warranties that Origin and BTH made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Origin and BTH and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating certain terms. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Origin and BTH rather than establishing matters of fact.

Covenants; No Solicitation. Each party also has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger. Additionally, BTH has agreed, subject to certain exceptions, not to (i) initiate, solicit, induce or knowingly encourage or take any action or facilitate any alternative acquisition transaction; (ii) participate in discussions or negotiations regarding, or furnish any information relating to, any alternative acquisition transaction; (iii) withdraw or modify, in a manner adverse to Origin, the recommendation of the BTH board of directors that BTH’s shareholders approve the Merger Agreement and the Merger. In the event that BTH receives a proposal with respect to an alternative acquisition transaction that the BTH board of directors determines is superior to the Merger, Origin will have an opportunity to match the terms of such proposal, subject to certain requirements.

Conditions to Closing. Consummation of the Merger is subject to various customary conditions, including (i) approval of the Merger Agreement and the Merger by shareholders of BTH and Origin; (ii) the receipt of certain regulatory approvals; (iii) no injunctions or other legal restraints preventing the consummation of the Merger; (iv) the U.S. Securities and Exchange Commission (“SEC”) having declared effective Origin’s registration statement covering the issuance of shares of Origin Common Stock in the Merger; (v) the approval for listing on Nasdaq of the shares of Origin Common Stock to be issued in the Merger; (vi) the receipt of consents under certain contracts of each party with third parties; (vii) the receipt by each party of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; (viii) the accuracy of representations and warranties of the parties and compliance by the parties with their respective covenants and obligations under the Merger Agreement (subject to customary materiality qualifiers); and (ix) the absence of a material adverse effect with respect to either Origin or BTH.

Termination. The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties, (ii) by either party if any regulatory approval required for consummation of the transactions contemplated by the Merger Agreement has been denied by final non-appealable action by the relevant governmental authority or an application for such approval has been permanently withdrawn at the request of a governmental authority, (iii) by either party if the approval of the shareholders of either party is not obtained, (iv) by either party in the event of a breach by the other party of any representation or warranty that results in the failure of a closing condition or material breach of any covenant contained in the Merger Agreement and such breach is not cured within thirty days, (v) by either party if the Merger is not consummated on or before September 30, 2022, subject to automatic extension to March 31, 2023 if the only outstanding closing condition is the receipt of regulatory approvals, (vi) by Origin if BTH’s board of directors materially breaches its obligation not to solicit any alternative acquisition transaction, changes its recommendation with respect to the Merger in accordance with the terms of the Merger Agreement, or materially breaches its obligation to call a BTH shareholder meeting to vote on the Merger, (vii) by BTH if Origin changes its recommendation with respect to the Merger in accordance with the terms of the Merger Agreement or materially breaches its obligation to call an Origin shareholder meeting to vote on the Merger, (viii) by BTH in order to enter into an agreement relating to a superior proposal, or (ix) by BTH if the Average Closing Price both (A) is less than $43.54, and (B) underperforms a specified index of financial institution stocks during comparable periods by more than 20%; provided, however, that in the event that BTH provides notice of its intent to terminate the Merger Agreement pursuant to such provision, Origin may, but is not obligated, increase the consideration through an adjustment to the exchange ratio to an amount equal to a minimum amount necessary to avoid the satisfaction of the conditions in (A) or (B) above.

Termination Fee. BTH will pay Origin a termination fee equal to $12 million in the event (i) the Merger Agreement is terminated by Origin because BTH’s board of directors materially breaches its obligation not to solicit any alternative acquisition transaction, changes its recommendation with respect to the Merger in accordance with the terms of the Merger Agreement, or materially breaches its obligation to call a BTH shareholder meeting to vote on the Merger, (ii) BTH terminates the Merger Agreement in order to enter into an agreement relating to a superior proposal, or (iii) the Merger Agreement is terminated (A) by either Origin or BTH because the required BTH shareholder approval is not obtained or (B) by Origin because of BTH’s material breach of any covenant or breach of any representation or warranty that results in the failure of a closing condition, and, in each case, BTH enters into an agreement for or completes an alternative acquisition transaction within twelve months of the termination of the Merger Agreement if any proposal with respect to an alternative acquisition transaction was received after the date of the Merger Agreement and prior to its termination.

Additions to Board of Directors. At the effective time of the Merger, Origin will expand the size of its board by two and appoint two individuals designated by the BTH board of directors and reasonably acceptable to the Origin board of directors to serve on the board of directors of Origin.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding Origin or BTH, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Origin, BTH, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of Origin and BTH and a prospectus of Origin, as well as in the Forms 10-K, Forms 10-Q and other filings that Origin makes with the SEC.

Item 8.01	Other Events.

On February 24, 2022, Origin and BTH issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Origin is providing supplemental information relating to the Merger in the investor presentation attached hereto as Exhibit 99.2, BTH Team Member Questions and Answers about the Merger as Exhibit 99.3, BTH Message to Shareholders as Exhibit 99.4 and Origin Employees Questions and Answers as Exhibit 99.5.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1†	Agreement and Plan of Merger by and between Origin Bancorp, Inc. and BT Holdings, Inc., dated February 23, 2022

99.1	Joint Press Release, dated February 24, 2022

99.2	Investor Presentation, dated February 24, 2022

99.3	BTH Message to Shareholders, dated February 24, 2022

99.4	BTH Team Member Questions and Answers about the Merger, dated February 24, 2022

99.5	Origin Employees Questions and Answers, dated February 24, 2022

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†Exhibits, schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedules or similar attachment to the SEC upon request on a confidential basis.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Origin. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Origin’s current expectations and assumptions regarding Origin’s and BTH’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Origin’s or BTH’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Origin and BTH, the outcome of any legal proceedings that may be instituted against Origin or BTH, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Origin and BTH do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of Origin and BTH successfully, and the dilution caused by Origin’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, Origin disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Origin and factors which could affect the forward-looking statements contained herein can be found in Origin’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its other filings with the SEC.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction (the “Transaction”), Origin will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Origin and BTH and a prospectus of Origin, as well as other relevant documents concerning the Transaction. Certain matters in respect of the Transaction involving BTH and Origin will be submitted to BTH’s and Origin’s shareholders for their consideration.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ORIGIN, BTH AND THE TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Origin at its website, www.origin.bank.  Documents filed with the SEC by Origin will be available free of charge by accessing Origin’s Investor Relations website at ir.origin.bank or, alternatively, by directing a request by mail or telephone to Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Investor Relations, (318) 497-3177.

PARTICIPANTS IN THE SOLICITATION

Origin, BTH and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Origin and BTH in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Origin, and its directors and executive officers, may be found in Origin’s definitive proxy statement relating to its 2021 Annual Meeting of Shareholders filed with the SEC on March 17, 2021, and other documents filed by Origin with the SEC. These documents can be obtained free of charge from the sources described above.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORIGIN BANCORP, INC.

Date: February 24, 2022	By:	/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer